UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2012

MID PENN BANCORP, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	1-13677	25-1666413
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

349 Union Street, Millersburg, Pennsylvania	17061
(Address of principal executive offices)	(Zip Code)

(717) 692.2133
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Current Report on Form 8-K

ITEM 3.02. Unregistered Sales of Equity Securities.

On September 26, 2012, Mid Penn Bancorp, Inc. (the “Company”), commenced the sale of up to 5,000 shares of 7% Non-Cumulative, Non-Voting, Non-Convertible Perpetual Preferred Stock, Series B, par value $1.00 per share, at $1,000.00 per share for a maximum aggregate offering price of $5,000,000.00. There is no minimum offering amount but, unless waived by the Company in its sole discretion, there is a minimum purchase requirement of 50 shares for $50,000.  Funds accompanying subscription agreements for the purchase of the shares will be placed in an escrow account at Mid Penn Bank until the conditions for release of subscribers’ funds from the escrow account to the Company have been met in accordance with terms and conditions of the escrow account agreement between the Company and Mid Penn Bank.

The shares are being offered pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act of 1933 and Rule 506 of SEC Regulation D to Accredited Investors and up to 35 non-Accredited Investors who (either alone or with their purchaser representative) have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of the offering.  The shares sold will be restricted securities for purposes of the United States securities laws and cannot be transferred except under these laws.

ITEM 3.03. Material Modification of Rights of Security Holders.

The information set forth under the caption “Item 5.03 Amendments to Articles of Incorporation or Bylaws” is hereby incorporated into this Item 3.03 by this reference.

ITEM 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 26, 2012, the Company filed with the Pennsylvania Department of State a Statement with Respect to Shares which, effective upon filing, designated a series of preferred stock as “7% Non-Cumulative, Non-Voting,  Non-Convertible Perpetual Preferred Stock, Series B” (the “Series B Preferred Stock”) and set forth the voting and other powers, designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions of the Series B Preferred Stock. The Certificate of Designations for the Series B Preferred Stock is filed herewith as Exhibit 3.1 and incorporated into this Item 5.03 by reference.

Terms of the Series B Preferred Stock

Dividends on the Series B Preferred Stock are payable if, when, and as declared by the Company’s Board of Directors, at a rate of 7.00% per year on the liquidation preference of $1,000 per share. Dividends on the Series B Preferred Stock are non-cumulative. Shares of the Series B Preferred Stock are not convertible or exchangeable into shares of the Company’s common stock or any other security of the Company.

The Series B Preferred Stock only may be redeemed by the Company, upon approval of the Federal Reserve Board, and a redemption price equal to $1,020.00 per share of Series B Preferred Stock plus an amount equal to declared but unpaid dividends, if any, to the date fixed for redemption. The holders of the Series B Preferred Stock do not have voting rights except as required by Pennsylvania Business Corporation Law of 1988, as amended.

The above summary of the Series B Preferred Stock does not purport to be a complete description of the Series B Preferred Stock and is qualified in its entirety by reference to the Certificate of Designations attached hereto as Exhibit 3.1.

ITEM 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
3.1	Certificate of Designations for Series B Preferred Stock

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

MID PENN BANCORP, INC. (Registrant)

Dated: September 28, 2012	/s/ RORY G. RITRIEVI
Rory G. Ritrievi
President and Chief Executive Officer

Exhibit Index

3.1	Certificate of Designations for Series B Preferred Stock